                                                                   EXHIBIT 10.12
                               CISCO SYSTEMS, INC.

                                    WORLDWIDE
                        SENIOR MANAGEMENT INCENTIVE PLAN
                            EVP, SR VP, VP, DIRECTOR
                                     FY 2000

I.   INTRODUCTION

     A. THE OBJECTIVE OF THE SENIOR MANAGEMENT INCENTIVE PLAN is to financially reward Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Directors and employees in Grades 13 and 14 for their contributions to the success and profitability of Cisco Systems, Inc.

     B. PARTICIPANTS: This plan applies solely to Vice Presidents and Directors of Cisco Systems or participating Cisco subsidiaries in the following positions:

          POSITION
          Executive Vice President
          Senior Vice President
          Vice President
          Director (excluding Sales Positions)
          Employees in Grades 13 and 14

          Any exceptions to the above will need to be approved in writing by the President. The participant must be employed in a bonus-eligible position on or before the first working day of the last fiscal quarter of Fiscal Year 2000 and must be employed on the last working day of that year to be eligible for an FY99 bonus. Participants may not be concurrently enrolled in any other bonus, sales or incentive plan. Participants in the Plan with less than one year of service will be eligible for a prorated bonus amount. In no event will any individual accrue any right or entitlement to a bonus under this Plan unless that individual is employed by Cisco Systems or a participating Cisco subsidiary on the last working day of Fiscal Year 2000.

     C. EFFECTIVE DATE: The Plan is effective for the Fiscal Year 2000, beginning August 1, 1999 through July 29, 2000.

     D. CHANGES IN PLAN: The Company presently has no plans to change the Senior Management Incentive Plan during the fiscal year. However, the Company reserves the right to modify the Senior Management Bonus Plan in total or in part, at any time. Any such change must be in writing and signed by the President. The President or plan designers reserve the right to interpret the plan document as needed.

     E. ENTIRE AGREEMENT: This Plan is the entire agreement between Cisco Systems, Inc. and the employee regarding the subject matter of this Plan and supersedes all prior compensation or incentive plans or any written or verbal representations regarding the subject matter of this Plan.

II.  BONUS PLAN ELEMENTS

     A. BASE SALARY is determined by the participant's manager, on the Focal review date scheduled for either August 1, April 1, or October 1 of each year. The annual base salary in effect at the end of the Fiscal Year 2000 represents the basis for the bonus calculation.

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Worldwide Senior Management Incentive Plan FY2000                    Page 2 of 5


     B. BONUS TARGET PERCENTAGE is a percentage level of base salary determined by the position.

          POSITION                                                  BONUS %
          --------                                                  -------
          EXECUTIVE VICE PRESIDENT                                    60%
          SENIOR VICE PRESIDENT                                       60%
          VICE PRESIDENT                                              50%
          DIRECTOR (EXCLUDING SALES POSITIONS)                        40%
          GRADE 14                                                    40%
          GRADE 13                                                    40%

     C. INDIVIDUAL PERFORMANCE MULTIPLIER is based upon the manager's evaluation of performance and contribution for the fiscal year. This factor may range from 0.90 - 1.30. The assigned factor may also be a zero resulting in no bonus based on the manager's evaluation of performance and contribution. A written performance evaluation is required in conjunction with any assigned factor of zero.

          Employees who were given corrective feedback, on a Performance Improvement Plan and/or performing at a level of "Not Satisfactory"
          (N), at any time during the fiscal year may receive a lower Individual Performance Multiplier resulting in a lower bonus. The assigned multiplier may also be a zero resulting in no bonus based on the manager's evaluation of performance and contribution. A written performance evaluation is required in conjunction with any assigned factor of zero.

     D. COMPANY PERFORMANCE MULTIPLIER is based upon achieving an established worldwide Revenue target and a worldwide Profit Before Interest and Tax (PBIT) target per the current Plan. The PBIT achievement to target is more heavily weighted relative to the worldwide Revenue target. Typically, 80% of each objective must be achieved for any bonus to be paid. Maximum payout under the Plan is 200% or a multiplier of two. When the Revenue and PBIT percentages of goal fall between the stated percentages on the matrix, the Company Performance Multiplier will be determined using a straight-line interpolation approach. The applicable targets for Fiscal Year 2000 are approved by the Cisco Board of Directors within the first 90 days of the fiscal year.

               COMPANY PERFORMANCE MULTIPLIER
               ------------------------------
               120%        0.90        1.10        1.30        1.90        2.00
               110%        0.85        1.00        1.10        1.60        1.90
REVENUE AS     100%        0.80        0.90        1.00        1.30        1.60
A % OF GOAL     90%        0.75        0.85        0.95        1.15        1.30
                80%        0.70        0.80        0.90        1.00        1.15
               ----------------------------------------------------------------
                            80%         90%        100%        110%        120%

                                             PBIT as a % of Goal

EXAMPLE:       COMPANY PERFORMANCE
               -------------------
               Actual Revenue Performance is 100% of goal
               Actual PBIT Performance is 110% of goal

               COMPANY PERFORMANCE MULTIPLIER = 1.30
               -------------------------------------
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Worldwide Senior Management Incentive Plan FY2000                    Page 3 of 5


     E. CUSTOMER SATISFACTION MULTIPLIER is based upon achievement of an overall worldwide customer satisfaction survey score. The multiplier may range from 0.95 - 1.20 based on the following criteria:

          WORLDWIDE SATISFACTION SCORE                FACTOR
          ----------------------------                ------
                     < 4.20                            0.95
                  4.20 - 4.25                          1.05
                  4.26 - 4.30                          1.10
                     4.31+                             1.20

     F. COMPANY STRATEGIC PERFORMANCE MULTIPLIER measures Cisco's annual revenue growth compared to select competitor company annual revenue growth. (Revenue is measured quarterly and combined to determine annual revenue growth percentage.) The multiplier is determined based on the revenue growth difference of Cisco and the selected competitor companies. The multiplier may range from 0.90 to 1.30.

          COMPANY STRATEGIC PERFORMANCE MULTIPLIER
          ----------------------------------------

          --------------------------------------------------------------
           Less Than        Equal to
          Competitors      Competitors     Exceed Competitors Growth By
          -----------      -----------     ----------------------------
                                           10 pts     20 pts     30 pts

               0.9             1.0           1.1        1.2        1.3
          --------------------------------------------------------------

          EXAMPLE: Cisco Annual Revenue Growth is 30%
                   Select Competitor Company Revenue Growth is 20% 30% - 20% = 10% or 10 points
                   Multiplier = 1.1

     G. PRORATION MULTIPLIER accounts for the number of calendar days during the fiscal year that the employee was in the bonus-eligible position. For example, the Proration Multiplier for an employee who has been on the Plan the entire year will be "1.00". For an employee who has been on the plan for 6 months, this factor will be "0.50". Employees in the following situations will have a proration factor of less than "1.00":

          o Participants in the Plan who transferred to a new position not governed by any incentive plan.

          o Employees who transferred from one bonus-eligible position to another bonus-eligible position. Employees in this situation will have their bonus prorated based on length of time in each position.

          o Employees who have been on the Plan less than 12 months (such as a new hire).

          o Employees who have been on a leave of absence of any length during the fiscal year.

          o Employees who have been on the Plan, terminated their employment, and returned to a bonus-eligible position all in the same fiscal year.

          o Employees working less than a 40-hour week will receive bonuses prorated according to the following schedule:

               20 - 39 hours/week:   prorated according to the average number
                                     of hours worked
               < 20 hours/week:      not bonus eligible
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Worldwide Senior Management Incentive Plan FY2000                    Page 4 of 5


          Any modification to the above schedule must be approved by the next-level Manager and Compensation in advance of the year-end close date.

     H. BONUS FORMULA AND CALCULATION EXAMPLE: Assume a base salary of $195,000 at the 40% level, individual performance multiplier of 1.10, company performance multiplier of 1.30, a customer satisfaction multiplier of 1.05, a company strategic performance multiplier of 1.10 and a proration multiplier of 1.00. Sample Calculation

                 BONUS        INDIVIDUAL        COMPANY         CUSTOMER       COMPANY
  BASE           TARGET       PERFORMANCE     PERFORMANCE     SATISFACTION    STRATEGIC      PRORATION        TOTAL
 SALARY        PERCENTAGE     MULTIPLIER       MULTIPLIER      MULTIPLIER     MULTIPLIER     MULTIPLIER       BONUS
 ------        ----------     ----------      -----------     ------------    ----------     ----------       -----
$195,000   x      0.40     x     1.10      x      1.30     x      1.05      x    1.10     x     1.00     =   $128,829

          In this example, the total bonus equals 66.1% of base salary.

     I. MIDYEAR BONUS PAYMENTS: If the Company Performance Multiplier is at a minimum of 1.00 (midyear revenue and PBIT), a partial payment will be distributed to eligible employees midway through the fiscal year. This advance will be 50% of the bonus target by level, reduced by any advances, unearned commission advances, draws, or prorations and appropriate state and federal withholdings. The bonuses will be paid to employees who have met job expectations and were hired on or before the first day of the second quarter of Fiscal Year 2000 and are active on the day of distribution. For example, a Director would receive an advance equal to 20% of base salary. In no event, however, will any right or entitlement to such a partial payment accrue to any eligible participant unless that individual is employed by Cisco Systems or a participating Cisco subsidiary on the distribution date.

          If the Company Performance Multiplier is not at a minimum of 1.00 (midyear revenue and PBIT), a partial payment may be distributed to employees midway through the fiscal year. This payment will be 25% of the bonus target by level. For example, a Director would receive an advance equal to 10% of base salary. If the company performance fails to achieve minimum revenue and PBIT targets resulting in no year-end payout, an additional 25% of the bonus target may be paid.

          Employees who are given corrective feedback, on a Performance Improvement Plan and/or are performing at a level of "Not Satisfactory" (N) at the end of the second quarter are not eligible to receive a partial payout midway through the fiscal year. Employees who have entered into a Mutual Separation Agreement may not be eligible to receive a midyear bonus payout or year-end payout based on manager discretion. An employee may not be eligible to receive a midyear payout based on manager discretion and subject to Human Resources concurrence.

III. PROCEDURES AND PRACTICES

     A.   PROCEDURE:

          1.   A copy of the Plan will be made available to each participant.

          2. All bonus payments will be made after the company's collection of all applicable withholding taxes.

     B. BUSINESS CONDUCT: It is the established policy of Cisco Systems, Inc. to conduct business with the highest standards of business ethics. Cisco employees may not offer, give, solicit or receive any payment that could appear to be a bribe, kickback or other irregular type of payment from anyone involved in any way with an actual or potential business transaction. Gifts, favors and entertainment are allowed such that they are consistent with our business practice, do not violate

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Worldwide Senior Management Incentive Plan FY2000                    Page 5 of 5


          any applicable laws, are of limited value ($50.00 or less) and would not embarrass Cisco if publicly disclosed.

     C. TRANSFERS AND TERMINATIONS: Employees who are participants in the Senior Management Incentive Plan and who transfer to a new position not governed by this Plan will be eligible on a pro-rata basis for the applicable period and paid as defined by the Plan. Employees who transfer into the plan from another plan will be subject to proration as well. Payments from the plan are subject to reduction by advances, unearned commission advances, draws or prorations and appropriate state and federal withholdings. Any exceptions to the Plan must be designated in writing and approved by the President.

          A participant must be employed as of the last working day of the fiscal year to be eligible for the year-end bonus. A participant must be employed on the day of distribution to receive a partial midyear payment under paragraph II-I. If an employee terminates prior to the applicable date, the employee will not be eligible for such bonus or partial payment.

     D. EMPLOYMENT AT WILL: The employment of all Plan participants at Cisco Systems, Inc. or the participating Cisco subsidiaries is for an indefinite period of time and is terminable at any time by either party, with or without cause being shown or advance notice by either party. This Plan shall not be construed to create a contract of employment for a specified period of time between Cisco Systems, Inc. or a participating Cisco subsidiary and any Plan participant.

     E. PARTICIPATING CISCO SUBSIDIARY: For the 2000 Fiscal Year, the following Cisco subsidiaries will be participating subsidiaries in the plan:

                  Cisco Technology, Inc.
                  Cisco Systems Sales and Services, Inc.
                  Cisco Systems Finance, Inc.